IMPSAT ACQUISITION TALKING POINTS
                            FOR IMPSAT CUSTOMERS
                                  10/26/06

ON OCTOBER 26, 2006, GLOBAL CROSSING ANNOUNCED THAT IT WOULD PURCHASE IMPSAT. THE TRANSACTION VALUES IMPSAT'S EQUITY AT APPROXIMATELY $95 MILLION, AND AS PART OF THE TRANSACTION, GLOBAL CROSSING WILL ASSUME, REFINANCE AND/OR REPAY APPROXIMATELY $241 MILLION OF IMPSAT'S DEBT, FOR A TOTAL TRANSACTION VALUE OF $336 MILLION.
     o    Both companies focus on high-margin, data-centric IP services.
     o    Transaction should be completed in first quarter of 2007.

THIS TRANSACTION "GLOBALIZES" OUR REGIONAL NETWORK, PROVIDING BOTH COMPANIES' EXISTING CUSTOMER BASES WITH MORE CONVERGED IP PRODUCTS AND SERVICES, GREATER CAPABILITIES AND MORE COMPREHENSIVE REACH ON A WORLDWIDE SCALE.
     o Our customers gain access to a wholly-owned, IP-based global network that provides services in 60 countries around the world.
     o Global Crossing's complementary products and services will allow our customers access to more robust IP product offerings
     o Global Crossing also focuses on Fortune 1000 customers, making them a good fit.
          o Global Crossing currently serves 36% of the Fortune 500 companies
          o Some of Global Crossing's current global customers, Microsoft, British Council, Oracle, Sun Microsystems, Delta Airlines, DHL, JP Morgan Chase, Virgin trains, E-Trade Financial, Varig, Barclays and Wells Fargo
     o Since our businesses are complementary there will be minimal disruption to customers
          o    We have been working together since 2000.
          o    Impsat's sales force will remain largely intact.
          o We are part of Global Crossing's Global Partner Program, so our sales force is already familiar with Global Crossing offerings.
          o IP product offerings and services will be integrated seamlessly over time.

GLOBAL CROSSING'S STRATEGY OF ACQUIRING COMPANIES THAT ENHANCE THEIR CORE IP BUSINESS WILL MEAN IT IS A FINANCIALLY STRONGER PARTNER FOR ITS CUSTOMERS
     o Acquisition will significantly enhance financial profile of both companies.
          o Impsat's capital structure will be restructured to more accurately reflect the operations of the business.
     o    Global Crossing is well-capitalized.
          o Global Crossing will use $160 million in cash to fund the equity purchase, retire some indebtedness and transaction fees.
          o Global Crossing has obtained a $200 million loan commitment from Credit Suisse, with borrowings under the facility to be used to refinance Impsat's remaining debt.
          o Funding coupled with existing cash will provide Global Crossing with the flexibility to pursue growth opportunities, including those generated by industry consolidation.

In connection with Global Crossing's proposed acquisition of Impsat pursuant to the terms of an Agreement and Plan of Merger between Global Crossing and Impsat, Impsat will file a proxy statement with the Securities and Exchange Commission (the "SEC"). Investors are urged to read the proxy statement (including all amendments and supplements to it) because it will contain important information. Investors may obtain free copies of the proxy statement when it becomes available, as well as other filings containing information about Impsat, without charge, at the SEC's Internet site (www.sec.gov). These documents may also be obtained for free from Impsat's Investor Relations web site (www.impsat.com) or by directing a request to Impsat at: IMPSAT Fiber Networks, Inc., Elvira Rawson de Dellepiane 150, Piso 8, C1107BCA, Buenos Aires, Argentina, Attention:
Guillermo Pardo.

Impsat and its respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from Impsat's stockholders in respect of the proposed transaction.

Information regarding Impsat's directors and executive officers is available in Impsat's proxy statement for its 2006 annual meeting of stockholders, filed with the SEC on March 31, 2006. Additional information regarding the interests of such potential participants in the proposed transaction will be included in the proxy statement to be filed with the SEC in connection with the proposed transaction.

This written communication contains forward-looking statements that involve risks and uncertainties concerning Global Crossing's proposed acquisition of Impsat, Impsat's expected financial performance, as well as Impsat's strategic and operational plans. Actual events or results may differ materially from those described in this written communication due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed, the reaction of customers of Impsat to the transaction and general economic conditions. In addition, please refer to the documents that Impsat files with the SEC on Forms 10-K, 10-Q and 8-K. The filings by Impsat identify and address other important factors that could cause its financial and operational results to differ materially from those contained in the forward-looking statements set forth in this written communication. Copies of these filings may be obtained by accessing the Impsat's website (www.impsat.com) or the SEC's website (www.sec.gov). Impsat does not undertake any obligation to update any of the forward-looking statements after the date of this written communication to conform to actual results.

Impsat intends that all forward-looking statements made will be subject to safe harbor protection of the federal securities laws pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.